                                                                 Exhibit 99(a)


                   NATIONAL FUEL REPORTS THIRD QUARTER RESULTS


(July 25, 2001) Buffalo, New York: National Fuel Gas Company ("National Fuel" or the "Company") (NYSE: NFG) today reported earnings for the third quarter ended June 30, 2001 of $36.6 million, or $0.93 per share ($0.91 per share on a diluted basis). This compares with earnings of $9.1 million, or $0.23 per basic and diluted common share for the quarter ended June 30, 2000.

      Earnings for the first nine months of fiscal 2001 were $164.9 million, or $4.18 per share ($4.10 per share on diluted basis). This compares with earnings of $125.0 million, or $3.20 per share ($3.17 per share on a diluted basis), for the first nine months of fiscal 2000.

      Bernard J. Kennedy, Chairman and Chief Executive Officer, stated: "The earnings this quarter were achieved despite the recent decline in commodity prices for oil and natural gas. Increased production, as well as a prudent hedging strategy for this production, places us well on our way to delivering our estimated record earnings of $4.25 to $4.35 per diluted common share for fiscal 2001."*

                       DISCUSSION OF THIRD QUARTER RESULTS

      The increase in earnings of $27.5 million for the quarter as compared with the prior year's quarter was the result of higher earnings in the Exploration and Production, Pipeline and Storage, Utility and Timber segments. Earnings were also impacted as the result of a reduced loss in the Energy Marketing segment. Higher earnings were offset in part by a slightly higher loss in the International segment.

      In the Exploration and Production segment, earnings for the quarter ended June 30, 2001 were $19.9 million, up $13.9 million from the prior year's third quarter. Record quarterly production volumes, which included a 65% increase in oil production largely attributable to the Canadian properties that National Fuel acquired in June 2000, combined with higher natural gas prices were major contributors to this segment's higher earnings. Included in this segment's results is a $2.5 million (after tax) positive valuation of derivative instruments used for hedging

                                     -MORE-

NATIONAL FUEL SECOND QUARTER EARNINGS
JULY 25, 2001
PAGE 2.


oil and gas prices. Also, last year's third quarter results included a $5.2 million (after tax) negative valuation of derivative instruments. Additional details on the activities of Seneca Resources Corporation ("Seneca Resources") can be found in the separate press release issued today by Seneca Resources.

     In addition to this quarter's earnings news, the Company completed the acquisition of Canadian producer Player Petroleum Corporation ("Player"). Mr. Kennedy added: "Our acquisition of Player last month increased our gas reserves as well as our presence in Western Canada. The additional natural gas production from these properties will provide more balance in our production mix."*

     In the Pipeline and Storage segment, earnings of $13.0 million for the quarter ended June 30, 2001 were up $5.6 million compared to the third quarter of fiscal 2000. The main reason for the increase was higher efficiency gas revenues compared to a year ago.

     The Utility segment's third quarter fiscal 2001 earnings were $6.1 million, or $.6 million more than the third quarter of fiscal 2000. A key factor in this quarter's earnings improvement is lower operating and maintenance expenses reflecting the benefit of the early retirement offers in New York and Pennsylvania that occurred in the first and second quarters of the fiscal year. Partially offsetting these results are lower throughput resulting from conservation efforts made by retail customers, and lower transportation revenues primarily from commercial and industrial customers impacted by a slowing economy.

     A gain realized on the sale of timber properties, together with higher margins on timber sales, resulted in the Timber segment's third quarter earnings of $2.2 million, or $1.1 million more than the prior year's third quarter.


                                     -MORE-

NATIONAL FUEL SECOND QUARTER EARNINGS
JULY 25, 2001
PAGE 3.


     The Energy Marketing segment's third quarter fiscal 2001 loss of $3.0 million was $6.4 million less than last year's third quarter loss. Last year's third quarter results reflected a negative $9.0 million (after tax) mark to market adjustment on derivative financial instruments. This year's third quarter results reflect a 5% decline in natural gas sales volumes, a loss on gas sales and higher operating and maintenance expense, mainly attributable to higher bad debt expense.

     The International segment's loss for the third quarter of fiscal 2001 of $1.9 million was $0.5 million more than the loss in the prior year's quarter. The increased loss can be attributed primarily to higher operating and maintenance expenses. While margins benefited from colder weather quarter to quarter as seen in higher heating revenues, this was largely offset by a decline in electric revenues as a result of the scheduled shutdown of a generating turbine and a decline in electric rates.

     The decrease in the market price of National Fuel's stock from $53.58 at March 31, 2001 to $51.99 at June 30, 2001 resulted in the reversal of $1.4 million (after tax) of previously recorded expense for Stock Appreciation Rights ("SARs"). This reversal of expense is spread across all segments with the greatest impact on Pipeline and Storage. In an effort to remove the impact to earnings caused by the more recent volatility in the Company's stock price, on July 12, 2001, the Company announced its intention to convert virtually all outstanding SARs into stock options and eliminate all future awards of SARs. The Directors have called a special meeting of stockholders on September 19, 2001 to vote on this proposed action.

     In other news this quarter, on June 14, 2001, National Fuel announced a 2 for 1 stock split of the Company's common shares. The record date for the split is August 24, 2001 with a payable date of September 7, 2001.


                                     -MORE-

NATIONAL FUEL SECOND QUARTER EARNINGS
JULY 25, 2001
PAGE 4.


                        DISCUSSION OF NINE MONTHS RESULTS

     The increase in earnings of $39.9 million for the nine months ended June 30, 2001 as compared with the same period last year is mainly the result of higher earnings in the Exploration and Production, and Pipeline and Storage segments. The Exploration and Production segment's increased earnings are principally the result of an increase in oil production combined with higher commodity prices. Also included in the Exploration and Production segment's increase in earnings is the net mark-to-market impact on derivative financial instruments of a positive $16.3 million (after tax). The Pipeline and Storage segment's earnings reflect greater efficiency gas revenues and other income realized upon the buy-out by a customer of a long-term transportation contract. Also, for the reason described above, the Energy Marketing segment's loss is less than in the prior year. These higher earnings were offset in part by lower earnings in the Utility and International segments and a net loss in the All Other category. In the Utility segment, a $10.0 million decrease in rates in the New York jurisdiction, a first quarter early retirement expense in Pennsylvania, and a second quarter early retirement expense in New York were the principal factors for lower earnings. In the International segment, lower heat and electric margins have had a negative impact on earnings. In the All Other category, the net loss is primarily the result of Upstate Energy Inc.'s second quarter inventory write-down.

     The Company will host a conference call on Thursday, July 26, 2001 at 10:45 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call: first, you may go to the Company's home page at its Internet Web site http://www.nationalfuelgas.com and click on the words "Conference Call"; and second, for those without Internet access, a toll free number may be used. Please call 1-888-552-9483 and use the passcode "National Fuel" to listen to the live call. For those unable to listen to the live broadcast, a replay will be available at


                                     -MORE-

NATIONAL FUEL SECOND QUARTER EARNINGS
JULY 25, 2001
PAGE 5.

the above-mentioned Internet Web site beginning about one hour after the call. In addition, the call will be recorded and a toll-free replay will be available for playback by telephone approximately one hour after the call is completed at 1-800-938-1105 (no passcode is required). These replays will remain available until the end of business on Thursday, August 2, 2001.

      National Fuel is an integrated energy company with $3.6 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

--------------------------------------------------------------------------------
Certain statements contained herein, including those which are designated with an "*", are "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions or weather conditions; changes in the availability or price of natural gas and oil; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company's actual production levels for natural gas or oil; inability of the various counterparties to meet their obligations with respect to the Company's financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company's relationship with its employees and the potential adverse effects if labor disputes or grievances were to occur; or changes in accounting principles or the application of such principles to the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Analyst Contact:  Margaret Suto (716) 857-6987

Media Contact:    Julie Coppola Cox (716) 857-7079

                                     -MORE-

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

(Thousands of Dollars, except
per share amounts)

                                                                   Three Months Ended                   Nine Months Ended
                                                                        June 30,                             June 30,
                                                                      (Unaudited)                           (Unaudited)
                                                            --------------------------------       --------------------------------
SUMMARY OF OPERATIONS                                            2001                2000                2001                2000
                                                            ------------        ------------       ------------        ------------
Operating Revenues                                          $    406,494        $    281,201       $  1,845,867        $  1,175,999
                                                            ------------        ------------       ------------        ------------
Operating Expenses:
  Purchased Gas                                                  168,355              94,883            985,961             441,912
  Fuel Used in Heat and Electric Generation                       10,493               9,896             47,718              46,563
  Operation and Maintenance                                       82,029              85,179            271,974             258,451
  Property, Franchise and Other Taxes                             18,487              14,794             67,413              61,195

  Depreciation, Depletion and Amortization                        42,593              35,083            123,693             102,685

  Income Taxes - Current                                          29,732              10,038            102,435              62,445
               - Deferred                                         (4,798)              1,285              8,376              11,394
                                                            ------------        ------------       ------------        ------------
                                                                 346,891             251,158          1,607,570             984,645
                                                            ------------        ------------       ------------        ------------

Operating Income                                                  59,603              30,043            238,297             191,354
Other Income                                                       3,451               2,271             13,113               7,636
                                                            ------------        ------------       ------------        ------------
Income Before Interest Charges and Minority

  Interest in Foreign Subsidiaries                                63,054              32,314            251,410             198,990

Interest Charges                                                  26,573              23,665             84,454              71,746
Minority Interest in Foreign Subsidiaries                            137                 421             (2,078)             (2,255)

                                                            ------------        ------------       ------------        ------------
NET INCOME AVAILABLE FOR COMMON STOCK                       $     36,618        $      9,070       $    164,878        $    124,989
                                                            ============        ============       ============        ============

EARNINGS PER COMMON SHARE:
   Basic                                                    $       0.93        $       0.23       $       4.18        $       3.20
                                                            ============        ============       ============        ============
   Diluted                                                  $       0.91        $       0.23       $       4.10        $       3.17
                                                            ============        ============       ============        ============

WEIGHTED AVERAGE COMMON SHARES:
  Used in Basic Calculation                                   39,575,072          39,177,148         39,478,598          39,058,490
                                                            ============        ============       ============        ============
  Used in Diluted Calculation                                 40,282,805          39,677,909         40,199,481          39,470,417
                                                            ============        ============       ============        ============

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES



SEGMENT INFORMATION
(Thousands of Dollars)

                                                     Three Months Ended                            Nine Months Ended
                                                          June 30,                                      June 30,
                                                         (Unaudited)                                  (Unaudited)
                                        -------------------------------------------     -------------------------------------------
                                                                         Increase                                         Increase
                                             2001           2000        (Decrease)         2001           2000           (Decrease)
                                        -----------     -----------     -----------     -----------     -----------     -----------
OPERATING REVENUES
Utility                                 $   199,807     $   164,450     $    35,357     $ 1,131,974     $   744,040     $   387,934

Pipeline and Storage                         45,379          41,840           3,539         132,685         128,200           4,485
Exploration and Production                  105,816          53,447          52,369         305,521         153,815         151,706
International                                17,018          15,303           1,715          86,825          92,985          (6,160)
Energy Marketing                             57,024          25,653          31,371         234,584         108,561         126,023
Timber                                        7,924          10,662          (2,738)         33,496          30,933           2,563
                                        -----------     -----------     -----------     -----------     -----------     -----------
   Total Reportable Segments                432,968         311,355         121,613       1,925,085       1,258,534         666,551
All Other                                       (55)            294            (349)         17,494           5,305          12,189
Intersegment Eliminations                   (26,419)        (30,448)          4,029         (96,712)        (87,840)         (8,872)
                                        -----------     -----------     -----------     -----------     -----------     -----------

   Total Consolidated                   $   406,494     $   281,201     $   125,293     $ 1,845,867     $ 1,175,999     $   669,868
                                        ===========     ===========     ===========     ===========     ===========     ===========

OPERATING INCOME (LOSS)
 BEFORE INCOME TAXES
Utility                                 $    19,204     $    21,145     $    (1,941)    $   132,344     $   137,586     $    (5,242)
Pipeline and Storage                         25,181          16,580           8,601          63,654          53,931           9,723
Exploration and Production                   44,627          19,048          25,579         135,260          59,337          75,923
International                                (2,175)         (1,836)           (339)         13,814          17,955          (4,141)
Energy Marketing                             (4,330)        (14,671)         10,341            (468)        (12,419)         11,951
Timber                                        3,574           3,001             573          11,883          10,353           1,530
                                        -----------     -----------     -----------     -----------     -----------     -----------
   Total Reportable Segments                 86,081          43,267          42,814         356,487         266,743          89,744
All Other                                    (1,007)           (482)           (525)         (5,672)            443          (6,115)
Corporate                                      (537)         (1,419)            882          (1,707)         (1,993)            286
                                        -----------     -----------     -----------     -----------     -----------     -----------
   Total Consolidated                   $    84,537     $    41,366     $    43,171     $   349,108     $   265,193     $    83,915
                                        ===========     ===========     ===========     ===========     ===========     ===========

NET INCOME
Utility                                 $     6,143     $     5,565     $       578     $    63,873     $    68,843     $    (4,970)
Pipeline and Storage                         12,954           7,324           5,630          34,314          26,762           7,552
Exploration and Production                   19,888           6,026          13,862          59,455          21,910          37,545
International                                (1,879)         (1,394)           (485)          3,142           7,606          (4,464)
Energy Marketing                             (2,968)         (9,390)          6,422          (1,099)         (7,942)          6,843
Timber                                        2,240           1,155           1,085           7,362           6,175           1,187
                                        -----------     -----------     -----------     -----------     -----------     -----------
   Total Reportable Segments                 36,378           9,286          27,092         167,047         123,354          43,693
All Other                                      (114)           (315)            201          (3,319)            212          (3,531)
Corporate                                       354              99             255           1,150           1,423            (273)
                                        -----------     -----------     -----------     -----------     -----------     -----------
   Total Consolidated                   $    36,618     $     9,070     $    27,548     $   164,878     $   124,989     $    39,889
                                        ===========     ===========     ===========     ===========     ===========     ===========

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES



SEGMENT INFORMATION (CONTINUED)
(Thousands of Dollars)

                                                         Three Months Ended                        Nine Months Ended
                                                            June 30,                                     June 30,
                                                           (Unaudited)                                  (Unaudited)
                                              --------------------------------------        ---------------------------------------
                                                                            Increase                                      Increase
                                                2001           2000        (Decrease)         2001           2000         (Decrease)
                                              --------       --------       --------        --------       --------        --------
DEPRECIATION, DEPLETION
 AND AMORTIZATION:
Utility                                       $  9,302       $  8,886       $    416        $ 27,364       $ 26,915        $    449
Pipeline and Storage                             5,682          5,704            (22)         18,125         17,614             511
Exploration and Production                      23,975         16,943          7,032          66,887         48,057          18,830
International                                    2,866          2,598            268           8,824          8,311             513
Energy Marketing                                    53             50              3             169            150              19
Timber                                             684            880           (196)          2,232          1,572             660
                                              --------       --------       --------        --------       --------        --------
   Total Reportable Segments                    42,562         35,061          7,501         123,601        102,619          20,982
All Other                                           30             21              9              90             64              26
Corporate                                            1              1           --                 2              2            --
                                              --------       --------       --------        --------       --------        --------
   Total Consolidated                         $ 42,593       $ 35,083       $  7,510        $123,693       $102,685        $ 21,008
                                              ========       ========       ========        ========       ========        ========

EXPENDITURES FOR
 LONG-LIVED ASSETS
Utility                                       $  9,741       $ 14,492       $ (4,751)       $ 28,614       $ 43,101        $(14,487)
Pipeline and Storage                             5,484          5,115            369          18,957         29,540*        (10,583)
Exploration and Production                     136,070        170,110        (34,040)        226,270        220,213           6,057
International                                    2,246          2,226             20          12,055          6,307           5,748
Energy Marketing                                    20             19              1              52             19              33
Timber                                             566          7,138         (6,572)          3,349         11,414          (8,065)
                                              --------       --------       --------        --------       --------        --------
   Total Reportable Segments                   154,127        199,100        (44,973)        289,297        310,594         (21,297)
All Other                                          529              3            526             901          3,607          (2,706)
                                              --------       --------       --------        --------       --------        --------
   Total Consolidated                         $154,656       $199,103       $(44,447)       $290,198       $314,201        $(24,003)
                                              ========       ========       ========        ========       ========        ========

* Includes $1.2 million in a stock-for-asset swap.



DEGREE DAYS

                                                                   Percent Colder
                                                                   (Warmer) Than:
                                       Normal    2001     2000    Normal   Last Year
                                       ------    ----     ----    ------   ---------
Three Months Ended June 30
  Buffalo, NY                            969      779      936     (19.6)   (16.8)
  Erie, PA                               873      739      835     (15.3)   (11.5)

Nine Months Ended June 30

  Buffalo, NY                          6,669    6,503    6,090      (2.5)     6.8
  Erie, PA                             6,079    6,183    5,478       1.7     12.9

                                     NATIONAL FUEL GAS COMPANY
                                          AND SUBSIDIARIES

                               EXPLORATION AND PRODUCTION INFORMATION


                                                              Three Months Ended                       Nine Months Ended
                                                                   June 30,                                 June 30,
                                                   -------------------------------------      -------------------------------------
                                                                                Increase                                   Increase
                                                      2001          2000       (Decrease)       2001          2000        (Decrease)
                                                   ---------      --------      --------      ---------     ---------      --------
GAS PRODUCTION/PRICES:
----------------------
Production (MMcf)
  Gulf Coast                                           7,665         8,860        (1,195)        21,080        24,948        (3,868)
  West Coast                                           1,078         1,058            20          3,176         3,301          (125)
  Appalachia                                             968         1,100          (132)         3,074         3,252          (178)
  Canada                                                 111            17            94            341            17           324
                                                   ---------      --------      --------      ---------     ---------      --------
                                                       9,822        11,035        (1,213)        27,671        31,518        (3,847)
                                                   =========      ========      ========      =========     =========      ========
Average Prices (Per  Mcf)
  Gulf Coast                                       $    4.57      $   3.57      $   1.00      $    5.84     $    2.93      $   2.91
  West Coast                                           13.32          3.58          9.74          12.59          3.02          9.57
  Appalachia                                            5.65          3.03          2.62           5.27          2.94          2.33
  Canada                                                4.08          2.68          1.40           4.67          2.68          1.99
    Weighted Average                                    5.63          3.52          2.11           6.54          2.94          3.60
    Weighted Average after Hedging                      4.75          2.57          2.18           4.60          2.65          1.95

OIL PRODUCTION/PRICES:
----------------------
Production (Thousands of Barrels)
  Gulf Coast                                             554           372           182          1,378         1,025           353
  West Coast                                             696           714           (18)         2,155         2,106            49
  Appalachia                                               2             3            (1)             5             7            (2)
  Canada                                                 757           128           629          2,275           128         2,147
                                                   ---------      --------      --------      ---------     ---------      --------
                                                       2,009         1,217           792          5,813         3,266         2,547
                                                   =========      ========      ========      =========     =========      ========
Average Prices (Per Barrel)
  Gulf Coast                                       $   26.49      $  28.83      $  (2.34)     $   28.33     $   27.06      $   1.27
  West Coast                                           23.33         24.15         (0.82)         24.73         22.70          2.03
  Appalachia                                           26.85         27.16         (0.31)         29.15         24.23          4.92
  Canada                                               23.92         28.58         (4.66)         25.07         28.58         (3.51)
    Weighted Average                                   24.43         26.06         (1.63)         25.72         24.30          1.42
    Weighted Average after Hedging                     21.15         23.52         (2.37)         21.63         20.22          1.41

Page 10
                           NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES


UTILITY THROUGHPUT - (MILLIONS OF
CUBIC FEET - MMCF)

                                                       Three Months Ended                              Nine Months Ended
                                                            June 30,                                        June 30,
                                            ----------------------------------------        --------------------------------------
                                                                          Increase                                         Increase
                                            2001            2000         (Decrease)          2001            2000         (Decrease)
                                            ----            ----         ----------          ----            ----         ----------
Residential Sales                          10,643          11,305             (662)          68,491          62,766           5,725
Commercial Sales                            1,781           1,907             (126)          13,081          11,425           1,656
Industrial Sales                              809             851              (42)           3,468           2,929             539
                                           ------          ------           ------          -------         -------           -----
                                           13,233          14,063             (830)          85,040          77,120           7,920
                                           ------          ------           ------          -------         -------           -----
 Off-System Sales                           2,493           2,295              198            9,977          10,916            (939)

Transportation                             14,903          17,085           (2,182)          56,267          60,763          (4,496)
                                           ------          ------           ------          -------         -------           -----
                                           30,629          33,443           (2,814)         151,284         148,799           2,485
                                           ======          ======           ======          =======         =======           =====


PIPELINE & STORAGE THROUGHPUT-
(MMCF)

                                                       Three Months Ended                              Nine Months Ended
                                                            June 30,                                        June 30,
                                                        ---------------------------------        ---------------------------------
                                                                                Increase                                  Increase
                                                        2001         2000       (Decrease)       2001         2000       (Decrease)
                                                        ----         ----       ----------       ----         ----       ----------
Firm Transportation - Affiliated                      19,822        18,780         1,042        112,530       100,147        12,383
Firm Transportation - Non-Affiliated                  33,018        34,054        (1,036)       135,506       137,428        (1,922)
Interruptible Transportation                           6,202         4,752         1,450         14,820         7,199         7,621
                                                      ------        ------         -----        -------       -------        ------
                                                      59,042        57,586         1,456        262,856       244,774        18,082
                                                      ======        ======         =====        =======       =======        ======


ENERGY MARKETING VOLUMES

                                                       Three Months Ended                              Nine Months Ended
                                                            June 30,                                        June 30,
                                                   ---------------------------------------     -------------------------------------
                                                                                 Increase                                  Increase
                                                   2001            2000         (Decrease)       2001           2000      (Decrease)
                                                   ----            ----         ----------       ----           ----      ----------
Natural Gas (MMcf)                                 8,794          9,233           (439)         31,825         31,496            329
                                                   =====          =====           ====          ======         ======            ===

INTERNATIONAL SALES VOLUMES

                                                       Three Months Ended                              Nine Months Ended
                                                            June 30,                                        June 30,
                                                --------------------------------------     ----------------------------------------
                                                                           Increase                                        Increase
                                                2001           2000         (Decrease)        2001           2000         (Decrease)
                                                ----           ----         ----------        ----           ----         ----------
Heating (Gigajoules)                          1,538,739      1,199,835        338,904       9,152,522      9,464,307       (311,785)
                                              =========      =========      =========       =========      =========      =========
Electricity (Megawatt hours)                    225,112        271,823        (46,711)        847,042        911,520        (64,478)
                                              =========      =========      =========       =========      =========      =========


TIMBER BOARD FEET (THOUSANDS)

                                                       Three Months Ended                    Nine Months Ended
                                                            June 30,                            June 30,
                                            ------------------------------------     --------------------------------
                                                                       Increase                              Increase
                                             2001         2000        (Decrease)      2001         2000      (Decrease)
                                             ----         ----        ---------      -----        -----      ----------
Log Sales                                   1,764        2,331          (567)        6,912        7,439         (527)
Green Lumber Sales                          2,744        2,251           493         7,827        6,405        1,422
Kiln Dry Lumber Sales                       2,349        2,046           303         6,602        5,343        1,259
                                            -----        -----           ---        ------       ------        -----
                                            6,857        6,628           229        21,341       19,187        2,154
                                            =====        =====           ===        ======       ======        =====

Page 11
                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES




QUARTER ENDED JUNE 30 (UNAUDITED)                    2000*             1999
---------------------------------               --------------    --------------

  Operating Revenues                            $  406,494,000    $  281,201,000
                                                ==============    ==============
  Net Income Available for Common Stock         $   36,618,000    $    9,070,000
                                                ==============    ==============
  Earnings Per Common Share:
     Basic                                      $         0.93    $         0.23
                                                ==============    ==============
     Diluted                                    $         0.91    $         0.23
                                                ==============    ==============
  Weighted Average Common Shares:
     Used in Basic Calculation                      39,575,072        39,177,148
                                                ==============    ==============
     Used in Diluted Calculation                    40,282,805        39,677,909
                                                ==============    ==============


NINE MONTHS ENDED JUNE 30 (UNAUDITED)

  Operating Revenues                            $1,845,867,000    $1,175,999,000
                                                ==============    ==============

  Net Income Available for Common Stock         $  164,878,000    $  124,989,000
                                                ==============    ==============
  Earnings Per Common Share:
     Basic                                      $         4.18    $         3.20
                                                ==============    ==============
     Diluted                                    $         4.10    $         3.17
                                                ==============    ==============
  Weighted Average Common Shares:
     Used in Basic Calculation                      39,478,598        39,058,490
                                                ==============    ==============
     Used in Diluted Calculation                    40,199,481        39,470,417
                                                ==============    ==============


TWELVE MONTHS ENDED JUNE 30 (UNAUDITED)

  Operating Revenues                            $2,095,145,000    $1,366,789,000
                                                ==============    ==============


  Net Income Available for Common Stock         $  167,096,000    $  129,422,000
                                                ==============    ==============
  Earnings Per Common Share:
     Basic                                      $         4.24    $         3.32
                                                ==============    ==============
     Diluted                                    $         4.16    $         3.28
                                                ==============    ==============
  Weighted Average Common Shares:
     Used in Basic Calculation                      39,431,288        38,994,910
                                                ==============    ==============
     Used in Diluted Calculation                    40,137,314        39,414,923
                                                ==============    ==============